EXHIBIT 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF PIONEER SOUTHWEST ENERGY PARTNERS L.P.

PURSUANT TO 18 U.S.C. § 1350

I, Scott D. Sheffield, Chairman and Chief Executive Officer of Pioneer Natural Resources GP LLC, the general partner of Pioneer Southwest Energy Partners L.P. (the "Partnership"), hereby certify that the accompanying Annual Report on Form 10-K/A for the year ended December 31, 2008 and filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") by the Partnership fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Scott D. Sheffield
Name:	Scott D. Sheffield, Chairman of the Board
and Chief Executive Officer

Date:	March 31, 2009